Exhibit 23.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303) 306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in this Registration Statement of Univest Tech, Inc. on Form S-1/A, of my report dated April 24, 2009 (included in exhibits to such registration statement) on the financial statements of Univest Tech, Inc. as of October 31, 2008 and for the period from November 6, 2007 (Inception) through October 31, 2008.

    In addition, I consent to the reference to me under the heading "Experts" in the Registration Statement.

/s/ Ronald R. Chadwick, P.C.
RONALD R. CHADWICK, P.C.
Aurora, Colorado
September 25, 2009